UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Impact Shares Trust I

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Impact Shares NAACP Minority Empowerment ETF (“NAACP”)

November 30, 2023

DEAR SHAREHOLDER,

As a shareholder in Impact Shares NAACP Minority Empowerment ETF, you recently received a proxy communication via e-mail or a proxy statement and proxy card(s) in the mail in connection with the Special Meeting of Shareholders to be held on January 25, 2023.

Shareholders are being asked to consider and vote on the appointment of Tidal Investments LLC (“Tidal”) as the investment adviser to NAACP Fund. If the proposal is approved, Tidal will assume responsibility for overseeing the management and business affairs of your Fund. Impact Shares Trust (“ISC”) will serve as your fund’s sub-adviser. The new arrangement will allow ISC to more effectively focus on the portfolio management of NAACP.

After careful consideration, your Board of Trustees recommends shareholders vote FOR the proposals. It is important that you exercise your right to vote. Please take a moment to sign, date and mail the enclosed proxy card in the pre-paid envelope or follow instructions below to vote by internet or phone.

How Will the Transaction Affect Shareholders?

It is important that you know that if the proposed transaction is completed, it will have no effect on investment policies and strategies. I share with you the following:

•	ISC will be the sub-advisor to the fund.

•	There will be no change to investment objectives.

•	The management fee will remain unchanged.

You and your fellow shareholders will have a substitutional positive impact on the vote if you act early. Please see voting instructions below:

Vote by Phone by calling 1-888-534-6214 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.

Vote by Internet by visiting the internet address on the enclosed card and following the instructions.

Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you receive a phone call from our proxy solicitor, Morrow Sodali Fund Solutions (“MSFS”), you can vote your shares over the phone with the MSFS representative or you may call MSFS toll-free at 1-888-534-6214 to ask any questions related to the meeting agenda and or vote your shares.

Thank you,

Impact Shares NAACP Minority Empowerment ETF (“NAACP”)

December 11, 2023

DEAR SHAREHOLDER,

Impact Shares NAACP Special Meeting of Shareholders is scheduled to be held on January 25, 2023. I am pleased to report that your fellow shareholders have responded and have shown strong support for the appointment of Tidal Investments LLC (“Tidal”) as the investment adviser to NAACP Fund.

As of the date of this letter, we have not yet received your vote. Please join your fellow shareholders who have already voted by taking a few moments to sign, date and mail your proxy card in the enclosed pre-paid envelope or follow the instructions below to vote by internet or telephone. We continue to receive strong support for the proposals with most respondents voting favorably.

Your Board of Trustees recommends shareholders vote FOR the proposals. It is important that you exercise your right to vote. Please take a moment to sign, date and mail the enclosed proxy card in the pre-paid envelope or follow instructions below to vote by internet or phone.

Vote by Phone by calling 1-888-534-6214 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.

Vote by Internet by visiting the internet address on the enclosed card and following the instructions.

Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Morrow Sodali Fund Solutions (“MSFS”), at: 1-888-534-6214. Please note that, if you have not yet responded, an MSFS representative may call you to assist in voting.

Thank you,